Exhibit 99.5

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

UNAUDITED COMBINED FINANCIAL STATEMENTS

As of March 31, 2023 and for the three months ended March 31, 2023 and 2022 (unaudited).

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

COMBINED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$169,361	$787,297
Accounts receivable, net	119,559	144,246
Prepaid expenses and other current assets	526	-
Total current assets	289,446	931,543
Property and equipment, net	71,763	76,119
Lease right of use	911,201	966,487
Total assets	$1,272,410	$1,974,149
LIABILITIES AND MEMBERS’ DEFECIT
Current liabilities
Accounts payable	$53,130	$173,046
Accrued liabilities	43,819	112,176
Distributions payable	171,981	533,690
Deferred revenue	132,703	423,208
Lease liability, current portion	217,958	215,805
Total current liabilities	619,591	1,457,925
Lease liability, net of current portion	707,929	762,703
Total liabilities	1,327,520	2,220,628

Members’ deficit
Members’ deficit- beginning	(246,479)	(88,533)
Members’ deficit- current year	191,369	(157,946)
Total members’ deficit	(55,110)	(246,479)
Total liabilities and members’ deficit	$1,272,410	$1,974,149

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

UNAUDITED COMBINED STATEMENTS OF OPERATIONS

	For the Three Months
	Ended March 31,
	2023	2022

Revenue	$1,339,967	$1,575,153
Cost of revenue	509,725	664,459
Gross profit	830,242	910,694
Operating expenses	367,791	322,289
Income from operations	462,451	588,405
Other income (expense):
Interest expense	-	(108)
Total other income (expense)	-	(108)
Net income	$462,451	$588,297

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

UNAUDITED COMBINED STATEMENTS OF MEMBERS’ DEFICIT

Balance at January 1, 2022	$(88,533)
Member capital distribution	(652,276)
Net income – three months ended March 31, 2022	588,297
Balance at March 31, 2022	(152,512)
Balance at January 1, 2023	$(246,479)
Member capital distribution	(271,082)
Net income – three months ended March 31, 2023	462,451
Balance at March 31, 2023	$(55,110)

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2023	2022

Cash flows from operating activities:
Net income	$462,451	$588,297
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,356	7,336
Changes in assets and liabilities:
Accounts receivable	24,687	(4,279)
Prepaid expenses and other current assets	(526)	-
Accounts payable	(119,916)	7,028
Accrued liabilities	(68,357)	(10,868)
Deferred revenue	(290,505)	(22,013)
Leasehold liability	2,665	4,028
Net cash provided by operating activities	14,855	569,529
Cash from investing activities:
Net cash used in investing activities	-	-
Cash from financing activities:
Member capital distribution	(632,791)	(426,736)
Net cash used in financing activities	(632,791)	(426,736)
Increase (decrease) in cash	(617,936)	142,793
Cash at beginning of period	787,297	627,949
Cash at end of period	$169,361	$770,742

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$238	$108

Supplemental disclosure of non-cash transactions:
Recognition of right of use asset and lease liability	$-	$1,185,824

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Description of Business

The unaudited combined financial statements for Wisconsin Fertility Institute include the following business operations: Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“WFRSA”), a clinic that provides fertility services and advanced gynecology care and Fertility Labs of Wisconsin, LLC (“FLOW”), a limited liability company that provides lab services exclusively to WFRSA (the “Companies”).

Basis of Presentation

The Companies’ accounting and financial reporting policies conform to accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

In preparing financial statements in conformity with U.S GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reported period. Actual results could differ from those estimates. The more significant estimates and assumptions by management include among others: useful life of property and equipment, collectability of accounts receivable and accrued liabilities.

Cash and Cash Equivalents

For financial statement presentation purposes, the Companies consider time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Companies had no cash equivalents at March 31, 2023.

Accounts Receivables and Allowances for Doubtful Accounts

The allowance for doubtful accounts is based on the Companies’ assessment of the collectability of customer accounts and the aging of the related invoices and represents the Companies’ best estimate of probable credit losses in its existing trade accounts receivable. The Companies regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. The allowance for doubtful accounts is included in accounts receivables, net on the Companies’ balance sheet. The Companies’ allowance for doubtful accounts balance was $0 and $134,630 as of March 31, 2023 and March 31, 2022 respectively.

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Property and Equipment

The Companies record property and equipment at cost. Property and equipment is depreciated using the straight-line method over the estimated economic lives of the assets, which are from 3 to 10 years. The Companies capitalize the expenditures for major renewals and improvements that extend the useful lives of property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. The Companies review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Companies had no assets or liabilities which were measured at fair value on a nonrecurring basis during the reporting periods.

Income Taxes

The Companies are limited liability companies and do not incur federal taxes. For tax purposes, the earnings and losses of the Companies are included in the members’ personal income tax returns and are taxed based on their personal tax strategies. Therefore, there is no provision or liability for federal income taxes reflected in the accompanying financial statements. Beginning in 2022 the members elected to have state income taxes paid by the Companies on the members’ behalf. This expense is included in the Companies operating expenses. In 2023 the Companies will recognize quarterly tax estimates for state income taxes.

Concentration of Credit Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (“FDIC”) limits. The Companies had cash balances in excess of FDIC limits at March 31, 2023.

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Revenue Recognition

The Companies recognizes revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

Revenue generated from clinical and lab services is recognized at the time the service is performed. The Companies’ performance obligations related to the delivery of services to patients are satisfied at the time of service. Accordingly, there are no performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period with respect to patient service revenue.

A portion of the Companies’ service revenue is reimbursed by third party insurance payors. Payments for services rendered to the Companies’ patients are generally less than billed charges. The Companies monitor revenue and receivables from these sources and record an estimated contractual allowance to properly account for the anticipated differences between billed and reimbursed amounts.

Patient service revenue is presented net of an estimated provision for contractual adjustments and write offs. adjustments result from the difference between the physician rates for services performed and the reimbursements by third-party insurance payors for such services. Collection of patient service revenue the Companies expect to receive is normally a function of providing complete and correct billing information to third-party insurance payors within the various filing deadlines and typically occurs within 30 to 60 days of billing. Third-party insurance payors account for approximately 15% of the Companies’ revenue.

For patient fees that are not covered by third party insurance payors, the Companies require patients to pay for services prior to the services being rendered. The Companies record these prepayments as deferred revenue until the services are rendered. Once services are rendered the Companies recognize the revenue in accordance with ASC 606.

As of March 31, 2023 and December 31, 2022 the Companies had $132,703 and $423,208 of deferred revenue, respectively.

Advertising Expense

The Companies expense advertising costs as incurred. These costs are included in the operating costs for the Companies on the statement of operations. For the three months ended March 31, 2023 and 2022 the Companies incurred in advertising costs $1,030 and $2,934 respectively.

Recently Adopted Accounting Pronouncements

Leases (Topic 842). In February 2016, FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. For private companies the new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

The Companies adopted the standard effective January 1, 2022. The standard allows a number of optional practical expedients to use for transition. The Companies chose the certain practical expedients allowed under the transition guidance which permitted us to not to reassess any existing or expired contracts to determine if they contain embedded leases, to not to reassess our lease classification on existing leases, to account for lease and non-lease components as a single lease component for equipment leases, and whether initial direct costs previously capitalized would qualify for capitalization under FASB ASC 842. The new standard also provides practical expedients and recognition exemptions for an entity’s ongoing accounting policy elections. The Companies have elected the short-term lease recognition for all leases that qualify, which means that we do not recognize a ROU asset and lease liability for any lease with a term of twelve months or less. See Note 3 for more details.

The most significant impact of adopting the standard was the recognition of ROU assets and lease liabilities for operating leases on the Companies’ consolidated balance sheet but it did not have an impact on the Companies’ consolidated statements of operations or consolidated statements of cash flows. The Companies did not have a cumulative effect on adoption prior to January 1, 2022.

Note 2 – Property and Equipment

Property and equipment consists of the following:

	March 31, 2023	December 31, 2022
Furniture and equipment	$34,595	$34,595
Leasehold improvements	63,389	63,389
Less: accumulated depreciation	(26,221)	(21,865)
Total equipment, net	$71,763	$76,119

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During the three months ended March 31, 2023, and 2022, the Companies recorded depreciation expense of $4,356 and $7,336.

Note 3 – Leases

The Companies have an operating lease agreement in place for its office. Per FASB’s ASU 2016-02, Leases Topic 842 (“ASU 2016-02”), effective January 1, 2022, the Companies are required to report a right-of-use asset and corresponding liability to report the present value of the total lease payments, with appropriate interest calculation. Per the terms of ASU 2016-02, the Companies can use its implicit interest rate, if known, or applicable federal rate otherwise. Since the Companies’ implicit interest rate was not readily determinable, the Companies utilized the applicable federal rate, as of the commencement of the lease. Lease renewal options included in any lease are considered in the lease term if it is reasonably certain the Companies will exercise the option to renew. The Companies’ operating lease agreements do not contain any material restrictive covenants.

As of March 31, 2023, the Companies’ lease components included in the combined balance sheet were as follows:

Lease component	Balance sheet classification	March 31, 2023
Assets
ROU assets – operating lease	Other assets	$911,201
Total ROU assets		$911,201

Liabilities
Current operating lease liability	Current liabilities	$217,958
Long-term operating lease liability	Other liabilities	707,929
Total lease liabilities		$925,887

Future minimum lease payments as of March 31, 2023 were as follows:

2023	171,901
2024	233,499
2025	239,337
2026	245,320
2027	61,706
Total future minimum lease payments	$951,763
Less: Interest	(25,876)
Total operating lease liabilities	$925,887

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Note 4 – Members’ Distributions

Members’ distributions totaling $271,082 and $652,276 were paid out during the three months ended March 31, 2023 and 2022, respectively. Distributions payable to the members totaled $171,981 and $652,274 at March 31, 2023 and 2022, respectively.

Note 5 – Commitments and Contingencies

Insurance

The Companies’ insurance coverage is carried with third-party insurers and includes: (i) general liability insurance covering third-party exposures; (ii) statutory workers’ compensation insurance; (iv) excess liability insurance above the established primary limits for general liability and automobile liability insurance; (v) property insurance, which covers the replacement value of real and personal property and includes business interruption; and (vi) malpractice insurance covering our physicians for acts related to our business activities. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Legal Matters

The Companies are not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Note 6 – Subsequent Events

The Companies have evaluated all other subsequent events from the balance sheet date through the date the financial statements were issued and has determined there are no additional events required to be disclosed.

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